EXHIBIT 23.4

CONSENT OF INDEPENDENT FINANCIAL CONSULTANT

To the Board of Directors

Allegro Biodiesel Corporation

We hereby consent to the reference to us in the Prospectus which forms a part of the Registration Statement on Form SB-2 of Allegro Biodiesel Corporation (formerly Diametrics Medical, Inc.), SEC file no. 333-139299.

/s/    STRATEGIC EQUITY GROUP

Santa Ana, California

January 19, 2007